THOMAS F. PRISBY, CHAIRMAN
CFS Bancorp, Inc. 707 Ridge Road ● Munster, Indiana 46321

February 8, 2010
FOR IMMEDIATE RELEASE

CONTACT:    Thomas F. Prisby, Chairman of the Board and Chief Executive Officer
219-836-2960

CFS Bancorp, Inc. Announces Net Income for the Fourth Quarter

MUNSTER, IN – February 8, 2010 – CFS Bancorp, Inc. (NASDAQ: CITZ) (the Company), the parent of Citizens Financial Bank (the Bank), today reported net income of $2.0 million, or $0.19 per diluted share for the fourth quarter of 2009, compared to a net loss of $9.7 million, or $(0.95) per share for the fourth quarter of 2008.  The results for the fourth quarter of 2009 were positively impacted by a lower provision for losses on loans, higher net interest income, and an increase in bank owned life insurance income when compared to the fourth quarter of 2008.

For the year ended December 31, 2009, the Company reported a net loss of $0.5 million, or $(0.05) per share, compared to a net loss of $11.3 million or $(1.10) per share for the year ended December 31, 2008.

Chairman’s Comments

“While our overall level of earnings did not meet our expectations for the year, we are pleased to end the year with a profitable quarter.  Increasing net interest income and a lower provision for loan losses were augmented by higher non-interest income and lower non-interest expense ― all significant positives as we enter 2010,” said Thomas F. Prisby, Chairman & CEO.  “With varying forecasts on the health of the economy, credit quality remains a major concern and our number one priority in 2010.  Nonetheless, given the unprecedented challenges the entire banking industry faced in 2009, we are cautiously optimistic as we look to 2010,” added Prisby.  “The uncertainty over future economic conditions and industry-wide concerns over capital levels necessitates prudent capital management.  As such, the Company elected to make a $1.75 million capital infusion into the Bank during the fourth quarter of 2009 in order to maintain internal capital ratio targets.  Our capital ratios remain strong and we continue to be well-capitalized by all current regulatory capital standards.”

“Progress on our Strategic Growth and Diversification Plan has continued at a consistent pace, although a little slower than we would otherwise have preferred as a result of the present economic conditions,” added Prisby.  “Looking back over the course of 2009, we have made significant progress in diversifying our loan portfolio by growing targeted segments and reducing loans not meeting our current defined risk tolerance.  In addition, our renewed efforts to grow core deposits is improving and moving in the right direction.  We continue to make solid strides in managing controllable costs which have been largely offset by increasing nondiscretionary costs.”

CFS Bancorp, Inc. - Page 2 of 9

Progress on Strategic Growth and Diversification Plan

The Company’s Strategic Growth and Diversification Plan is built around four core objectives:  decreasing non-performing loans; ensuring costs are appropriate given the Company’s targeted future asset base; growing while diversifying by targeting small and mid-sized business owners for relationship-based banking opportunities; and expanding and deepening the Company’s relationships with its clients by meeting a higher percentage of the clients’ financial service needs.

The Company has continued to progress in attracting new business banking clients and deepening relationships with current clients.  While the Company is doing a better job of controlling discretionary costs, higher nondiscretionary costs, including increased Federal Deposit Insurance Corporation (FDIC) assessments, credit collection related costs, costs related to shareholder matters, and professional fees have negated the overall financial impact of these controls.  Growth remains a strategic priority, but in the current environment, the Company is willing to accept a slower rate of loan growth by focusing on high credit-quality borrowers and depositors.

Net Interest Income

Net interest margin increased ten basis points to 3.84% for the fourth quarter of 2009 from 3.74% for the third quarter of 2009 and 50 basis points from 3.34% for the fourth quarter of 2008.  Net interest income for the fourth quarter of 2009 increased to $9.7 million compared to $9.4 million for the third quarter of 2009 and $8.7 million for the fourth quarter of 2008.  Net interest income continues to be positively affected by lower interest rates on interest-bearing deposits and borrowed money due to lower market rates coupled with lower amortization of the premium on the early extinguishment of Federal Home Loan Bank (FHLB) debt.

Interest income decreased slightly to $12.5 million for the fourth quarter of 2009 compared to $12.6 million for the third quarter of 2009 and 9.4% from $13.8 million for the fourth quarter of 2008.  Interest income was negatively affected during the fourth quarter of 2009 by an increase in non-performing assets.  The decrease from the fourth quarter of 2008 was due to lower market rates of interest during the fourth quarter of 2009 coupled with an $10.3 million increase in non-performing assets since December 31, 2008.

Interest expense decreased 10.9% to $2.8 million for the fourth quarter of 2009 from $3.2 million for the third quarter of 2009 and 44.5% from $5.1 million for the fourth quarter of 2008.  Interest expense on deposits was positively affected by disciplined pricing on deposits, including certificates of deposit, as current market interest rates remain lower than 2008.  In addition, the amortization of the premium on the early extinguishment of FHLB debt decreased $0.2 million from the fourth quarter of 2008 and was fully amortized at December 31, 2009.

Non-Interest Income and Non-Interest Expense

Excluding available-for-sale securities gains and losses, non-interest income increased $1.5 million or 64.3% from the third quarter of 2009 and $1.5 million or 64.4% from the fourth quarter of 2008 primarily as a result of an increase in bank owned life insurance income of $1.4 million due to the death of an insured.

CFS Bancorp, Inc. - Page 3 of 9

     Non-interest expense for the fourth quarter of 2009 decreased $0.6 million or 5.7% to $9.7 million compared to $10.2 million for the third quarter of 2009.  Compensation and employee benefits expense decreased due to lower pension expense totaling $0.7 million based on information the Company received from its plan administrator with respect to its annual funding requirements.  Professional fees for the fourth quarter of 2009 decreased $0.2 million primarily due to lower fees with the conclusion of certain matters related to the shareholder derivative demand, which was partially offset by increases in professional fees related to various corporate matters.  The Company incurred $0.1 million of professional fees during the fourth quarter of 2009 related to the shareholder derivative demand compared to $0.6 million during the third quarter of 2009.

Non-interest expense for the fourth quarter of 2009 decreased $0.1 million or 1.1% to $9.7 million from $9.8 million for the fourth quarter of 2008.  The decrease from the 2008 period was primarily due to a decrease in compensation and employee benefits expense due to the lower pension expense described above combined with the absence of a $1.2 million goodwill impairment recognized in the fourth quarter of 2008.  Partially offsetting these decreases was an increase in other real estate owned expenses totaling $1.2 million and other nondiscretionary expense items including increased FDIC insurance premiums of $0.5 million due to the industry-wide increase in assessment rates for 2009.

Asset Quality

The provision for losses on loans for the fourth quarter of 2009 decreased to $1.8 million from $9.4 million for the third quarter of 2009 and from $16.9 million for the fourth quarter of 2008.  Net charge-offs for the fourth quarter of 2009 totaled $3.2 million compared to $3.6 million for the third quarter of 2009 and $10.0 million for the fourth quarter of 2008.  Net charge-offs during the fourth quarter of 2009 included partial charge-offs totaling $1.4 million on collateral dependent participation construction and land development loans, $1.1 million on commercial and industrial loans, and $0.5 million on home equity lines of credit.  The provision for losses on loans during the fourth quarter of 2009 was also lower as a result of the absence of increased impairment reserves during the third quarter of 2009 and the fourth quarter of 2008 totaling $5.3 million and $5.5 million, respectively.

The allowance for losses on loans totaled $19.5 million at December 31, 2009 compared to $15.6 million at December 31, 2008.  The ratio of allowance for losses on loans to total loans increased to 2.55% at December 31, 2009 compared to 2.07% at December 31, 2008.  When management determines a non-performing collateral dependent loan has a collateral shortfall, management will immediately charge off the collateral shortfall.  As a result, the Company is not required to maintain an allowance for losses on loans on these loans as the loan balance has already been written down to its net realizable value (fair value less estimated costs to sell the collateral).

Balance Sheet

At December 31, 2009, the Company’s total assets were $1.08 billion compared to $1.12 billion at December 31, 2008.  Securities available-for-sale totaled $188.8 million at December 31, 2009 compared to $251.3 million at December 31, 2008.  The decrease in securities is primarily due to maturities and pay downs coupled with sales activity during 2009.  With market conditions demanding strong capital positions throughout the year, management elected to utilize excess liquidity to further de-leverage the balance sheet as opposed to reinvesting in the securities portfolio.

CFS Bancorp, Inc. - Page 4 of 9

The Company’s loans receivable increased to $762.4 million at December 31, 2009 compared to $750.0 million at December 31, 2008 as the Company continued its focus on diversified growth in its loan portfolio.  Since December 31, 2008, the Company has increased its portfolio of commercial and industrial, owner-occupied commercial real estate and multifamily loans by $51.0 million.  These categories represent 47% of the commercial loan portfolio at December 31, 2009 compared to 39% a year ago.  This growth was partially offset by decreases in commercial construction and land development, non-owner occupied commercial real estate and one-to-four family residential loans totaling $37.3 million.

Deposits increased $25.7 million to $849.8 million at December 31, 2009 from $824.1 million at December 31, 2008 resulting from a $36.4 million increase in non-municipal core deposits.  Investments in the Company’s branch network, technological infrastructure, human capital, and brand have enhanced its ability to translate existing and new client relationships into deposit growth.  Included in the Company’s non-municipal core deposits is $29.3 million related to a single deposit relationship cultivated during the latter half of 2009.  Partially offsetting the increase in core deposits was a $1.8 million decrease in non-municipal time deposits.  Total municipal deposits decreased $8.9 million since December 31, 2008.  While the Company maintains strong relationships with its municipal clients, and municipal deposits continue to comprise an important funding source, management is lowering its reliance on such funds in anticipation that municipal deposit levels could decrease as a result of the recession’s impact on municipalities and other government-related entities.  The Company’s deposits consisted of the following as of the dates indicated:

	December 31,	December 31,
	2009	2008
	(Dollars in thousands)
Core deposits	$445,550	$409,184
Certificates of deposit	354,401	356,227
Subtotal non-municipal deposits	799,951	765,411
Municipal core deposits	38,993	39,221
Municipal certificates of deposit	10,814	19,465
Subtotal municipal deposits	49,807	58,686
Total deposits	$849,758	$824,097

The Company’s borrowed money decreased to $111.8 million at December 31, 2009 from $172.9 million at December 31, 2008 as the Company continues to strengthen its balance sheet and enhance its liquidity position.  The Company’s borrowed money consisted of the following as of the dates indicated:

	December 31,	December 31,
	2009	2008
	(Dollars in thousands)
Short-term variable-rate borrowed money and repurchase agreements	$24,299	$28,312
Gross FHLB borrowed money	87,509	144,800
Unamortized deferred premium	–	(175)
Total borrowed money	$111,808	$172,937

Shareholders’ equity at December 31, 2009 decreased to $110.4 million from $111.8 million at December 31, 2008 as a result of an increase in the Company’s unrealized losses on securities available-for-sale.

CFS Bancorp, Inc. - Page 5 of 9

At December 31, 2009, the Company’s tangible common equity was $110.4 million, or 10.31% of tangible assets.  The Bank’s total capital to risk-weighted assets was 12.35%, exceeding the regulatory requirement of 10% to be considered “well capitalized” by $20.1 million.  At December 31, 2009, the Bank was deemed to be “well capitalized” and in excess of all regulatory capital requirements set by the OTS.

CFS Bancorp, Inc., is the parent of Citizens Financial Bank, a $1.1 billion asset federal savings bank.  Citizens Financial Bank is an independent bank focusing its people, products and services on helping individuals, businesses and communities be successful.  The Bank has 23 offices throughout adjoining markets in Chicago’s Southland and Northwest Indiana.  The Company’s website can be found at www.citz.com.
#   #   #

This press release contains certain forward-looking statements and information relating to the Company that is based on the current beliefs of management as well as assumptions made by and information currently available to management.  These forward-looking statements include but are not limited to statements regarding current regulatory capital and equity ratios, general economic conditions, state of the banking industry, successful execution of the Company’s strategy and its Strategic Growth and Diversification Plan, levels of provision for the allowance for losses on loans and charge-offs, loan and deposit growth, diversification of the loan portfolio, non-performing asset levels, interest on loans, asset yields and cost of funds, net interest income, net interest margin, non-interest income, non-interest expense, interest rate environment, realization of deferred tax assets, and other risk factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and other filings with the Securities and Exchange Commission.  In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “indicate,” “intend,” “should,” and similar expressions, or the negative thereof, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements.  Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties, assumptions and changes in circumstances.  Forward-looking statements are not guarantees of future performance or outcomes, and actual results or events may differ materially from those included in these statements.  The Company does not intend to update these forward-looking statements.

#   #   #

SELECTED CONSOLIDATED FINANCIALS AND OTHER DATA FOLLOW

CFS Bancorp, Inc. - Page 6 of 9

CFS BANCORP, INC.
Highlights (Unaudited)
(Dollars in thousands, except per share data)

		Three Months Ended					Year Ended
EARNINGS HIGHLIGHTS AND PERFORMANCE RATIOS (1)		December 31, 2009	September 30, 2009		December 31, 2008		December 31, 2009		December 31, 2008
Net income/(loss)		$1,997	$(4,671)		$(9,740)		$(543)		$(11,295)
Basic earnings/(loss) per share		0.19	(0.44)		(0.95)		(0.05)		(1.10)
Diluted earnings/(loss) per share		0.19	(0.44)		(0.95)		(0.05)		(1.10)
Cash dividends declared per share		0.01	0.01		0.04		0.04		0.40
Return on average assets		0.73%	(1.70	) %	(3.45	) %	(0.05	) %	(0.99	) %
Return on average equity		7.20	(16.06)		(32.17)		(0.48)		(8.93)
Average yield on interest-earning assets		4.97	5.01		5.30		5.08		5.67
Average cost on interest-bearing liabilities		1.30	1.43		2.21		1.53		2.65
Interest rate spread		3.67	3.58		3.09		3.55		3.02
Net interest margin		3.84	3.74		3.34		3.72		3.32
Average equity to average assets (2)		10.12	10.60		10.72		10.24		11.14
Average interest-earning assets
to average interest-bearing liabilities (2)		115.22	112.26		112.89		112.56		113.07
Non-interest expense to average assets		3.53	3.73		3.46		3.58		3.01
Efficiency ratio (3)		71.67	85.43		91.26		80.06		84.38
Market price per share of common stock
for the period ended:	Closing	$3.23	$4.68		$3.90		$3.23		$3.90
	High	4.73	4.68		10.31		4.80		14.93
	Low	3.23	3.75		3.50		1.75		3.50

STATEMENT OF CONDITION HIGHLIGHTS (at period end)					December 31, 2009		September 30, 2009		December 31, 2008

Total assets					$1,081,515		$1,078,420		$1,121,855
Loans receivable, net of unearned fees					762,386		748,464		749,973
Total deposits					849,758		847,178		824,097
Total shareholders' equity					110,373		109,499		111,809
Book value per common share					10.25		10.16		10.47
Non-performing loans					59,009		55,980		54,701
Non-performing assets					68,251		63,401		57,943
Allowance for losses on loans					19,461		20,799		15,558
Non-performing loans to total loans					7.74%		7.48%		7.29%
Non-performing assets to total assets					6.31		5.88		5.16
Allowance for losses on loans to non-performing loans					32.98		37.15		28.44
Allowance for losses on loans to total loans					2.55		2.78		2.07

Employees (FTE)					312		308		322
Banking centers and offices					23		23		22

		Three Months Ended					Year Ended
AVERAGE BALANCE DATA		December 31, 2009	September 30, 2009		December 31, 2008		December 31, 2009		December 31, 2008
Total assets		$1,087,068	$1,089,110		$1,123,477		$1,097,511		$1,135,793
Loans receivable, net of unearned fees		761,320	747,491		755,960		752,906		753,500
Total interest-earning assets		1,000,120	996,045		1,038,235		1,009,699		1,050,615
Total liabilities		977,075	973,699		1,003,037		985,153		1,009,254
Total deposits		860,374	840,417		828,053		842,568		847,363
Interest-bearing deposits		766,491	771,076		762,037		769,600		784,087
Non-interest bearing deposits		93,883	69,341		66,016		72,968		63,276
Total interest-bearing liabilities		868,022	887,298		919,698		897,016		929,199
Shareholders' equity		109,993	115,411		120,440		112,358		126,539
(1) Ratios are annualized where appropriate.
(2) Ratios calculated on average balances for the periods presented.
(3) See calculations in the last table of this press release.

CFS Bancorp, Inc. - Page 7 of 9

CFS BANCORP, INC.
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	For the Three Months Ended			Year Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Interest income:
Loans	$9,877	$9,648	$10,390	$39,277	$45,213
Securities	2,529	2,742	3,144	11,334	12,673
Other	122	195	295	697	1,653
Total interest income	12,528	12,585	13,829	51,308	59,539

Interest expense:
Deposits	2,171	2,431	3,799	10,447	18,099
Borrowings	670	758	1,316	3,268	6,557
Total interest expense	2,841	3,189	5,115	13,715	24,656
Net interest income	9,687	9,396	8,714	37,593	34,883
Provision for losses on loans	1,821	9,430	16,941	12,588	26,296
Net interest income (loss) after provision for losses on loans	7,866	(34)	(8,227)	25,005	8,587

Non-interest income:
Service charges and other fees	1,552	1,479	1,507	5,706	6,051
Card-based fees	415	429	397	1,664	1,600
Commission income	49	56	60	246	341
Available-for-sale security gains (losses), net	51	321	(282)	1,092	(4,265)
Other asset gains (losses), net	12	(15)	22	(9)	30
Income from bank-owned life insurance	1,631	218	171	2,183	1,300
Other income	86	112	121	590	566
Total non-interest income	3,796	2,600	1,996	11,472	5,623

Non-interest expense:
Compensation and employee benefits	4,140	4,505	4,473	18,898	17,498
Net occupancy expense	612	763	769	3,022	3,175
Professional fees	565	754	476	2,273	1,341
FDIC insurance premiums	502	471	39	2,240	159
Furniture and equipment expense	548	526	706	2,129	2,362
Data processing	424	407	420	1,670	1,749
Marketing	261	155	327	832	1,002
OREO related expenses	1,224	1,343	(16)	2,978	263
Loan collection expenses	259	290	251	1,077	655
Goodwill impairment	–	–	1,185	–	1,185
Other general and administrative expenses	1,128	1,034	1,144	4,163	4,789
Total non-interest expense	9,663	10,248	9,774	39,282	34,178

Income (loss) before income taxes	1,999	(7,682)	(16,005)	(2,805)	(19,968)
Income tax expense (benefit)	2	(3,011)	(6,265)	(2,262)	(8,673)

Net income (loss)	$1,997	$(4,671)	$(9,740)	$(543)	$(11,295)

Per share data:
Basic earnings (loss) per share	$0.19	$(0.44)	$(0.95)	$(0.05)	$(1.10)
Diluted earnings (loss) per share	$0.19	$(0.44)	$(0.95)	$(0.05)	$(1.10)
Cash dividends declared per share	$0.01	$0.01	$0.04	$0.04	$0.40

Weighted-average shares outstanding	10,606,698	10,603,828	10,282,416	10,574,623	10,307,879
Weighted-average diluted shares outstanding	10,697,410	10,695,719	10,414,617	10,680,085	10,508,306

CFS Bancorp, Inc. - Page 8 of 9

CFS BANCORP, INC.
Condensed Consolidated Statements of Condition (Unaudited)
(Dollars in thousands)

	December 31, 2009	September 30, 2009	December 31, 2008
ASSETS
Cash and amounts due from depository institutions	$24,041	$22,040	$15,714
Interest-bearing deposits	387	261	3,133
Federal funds sold	–	–	259
Cash and cash equivalents	24,428	22,301	19,106

Securities available-for-sale, at fair value	188,781	205,877	251,270
Securities held-to-maturity, at cost	5,000	6,000	6,940
Investment in Federal Home Loan Bank stock, at cost	23,944	23,944	23,944

Loans receivable, net of unearned fees	762,386	748,464	749,973
Allowance for losses on loans	(19,461)	(20,799)	(15,558)
Net loans	742,925	727,665	734,415

Interest receivable	3,469	3,614	4,325
Other real estate owned	9,242	7,421	3,242
Office properties and equipment	20,382	20,612	19,790
Investment in bank-owned life insurance	34,575	36,662	36,606
Net deferred tax assets	18,036	16,997	15,494
Other assets	10,733	7,327	6,723
Total assets	$1,081,515	$1,078,420	$1,121,855

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$849,758	$847,178	$824,097
Borrowed money	111,808	105,357	172,937
Advance payments by borrowers for taxes and insurance	4,322	7,349	4,320
Other liabilities	5,254	9,037	8,692
Total liabilities	971,142	968,921	1,010,046

Shareholders' Equity:
Preferred stock, $0.01 par value; 15,000,000 shares authorized	–	–	–
Common stock, $0.01 par value; 85,000,000 shares authorized;
23,423,306 shares issued; 10,771,061, 10,773,173 and
10,674,511 shares outstanding	234	234	234
Additional paid-in capital	188,930	188,930	189,211
Retained earnings	80,564	78,675	81,525
Treasury stock, at cost; 12,652,245, 12,650,133 and
12,748,795 shares	(157,041)	(157,041)	(157,466)
Unallocated common stock held by Employee Stock Ownership Plan	–	–	(832)
Accumulated other comprehensive loss, net of tax	(2,314)	(1,299)	(863)
Total shareholders' equity	110,373	109,499	111,809

Total liabilities and shareholders' equity	$1,081,515	$1,078,420	$1,121,855

CFS Bancorp, Inc. - Page 9 of 9

CFS BANCORP, INC.
Efficiency Ratio Calculations (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Efficiency Ratio:
Non-interest expense	$9,663	$10,248	$9,774

Net interest income plus non-interest income	$13,483	$11,996	$10,710

Efficiency ratio	71.67%	85.43%	91.26%

Core Efficiency Ratio:
Non-interest expense	$9,663	$10,248	$9,774
Adjustment for goodwill impairment	–	–	(1,185)
Non-interest expense - as adjusted	$9,663	$10,248	$8,589

Net interest income plus non-interest income	$13,483	$11,996	$10,710

Adjustments:
Net realized (gains)/losses on securities available-for-sale	(51)	(321)	282
Net realized (gains)/losses on sales of assets	(12)	15	(22)
Amortization of deferred premium	17	270	206
Net interest income plus non-interest income - as adjusted	$13,437	$11,960	$11,176

Core efficiency ratio	71.91%	85.69%	76.85%

		Year Ended
		December 31, 2009	December 31, 2008
Efficiency Ratio:
Non-interest expense		$39,282	$34,178

Net interest income plus non-interest income		$49,065	$40,506

Efficiency ratio		80.06%	84.38%

Core Efficiency Ratio:
Non-interest expense		$39,282	$34,178
Special assessment - FDIC insurance		(495)	–
Adjustment for goodwill impairment		–	(1,185)
Non-interest expense - as adjusted		$38,787	$32,993

Net interest income plus non-interest income		$49,065	$40,506

Adjustments:
Net realized (gains)/losses on securities available-for-sale		(1,092)	4,265
Net realized (gains)/losses on sales of assets		9	(30)
Amortization of deferred premium		175	1,452
Net interest income plus non-interest income - as adjusted		$48,157	$46,193

Core efficiency ratio		80.54%	71.42%